UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2009

Norcraft Holdings, L.P.

Norcraft Companies, L.P.

(Exact name of registrants as specified in their charters)

Delaware	333-119696	75-3132727
Delaware	333-114924	36-4231718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3020 Denmark Avenue, Suite 100

Eagan, MN 55121

(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (800) 297-0661

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture governing the 10 1/2% Senior Secured Second Lien Notes due 2015 and Second Lien Security Agreements

On December 9, 2009, Norcraft Companies, L.P. (“Norcraft”) and Norcraft Finance Corp. (“Finance”) issued $180,000,000 aggregate principal amount of 10 1/2% Senior Secured Second Lien Notes due 2015 (the “New Notes”) in an offering to institutional investors exempt from registration under the Securities Act of 1933 (the “New Notes Offering”). The net proceeds from the New Notes Offering, together with cash on hand, were irrevocably deposited into a trust for the redemption of $148.0 million aggregate principal amount of Norcraft’s and Finance’s 9% Senior Subordinated Notes due 2011 (the “Old Notes”), and a portion of the net proceeds were distributed to Norcraft Holdings, L.P., Norcraft’s parent company (“Holdings”), and deposited into an escrow account in order for Holdings to repurchase up to $64.3 million aggregate principal amount of its and Norcraft Capital Corp.’s 9.75% Senior Discount Notes due 2012 (the “Holdings Notes”) pursuant to its previously announced tender offer.

The New Notes were issued pursuant to the terms of an indenture, dated as of December 9, 2009, among Norcraft and Finance, as issuers, the guarantors named therein, as guarantors, and U.S. Bank National Association, as trustee and collateral agent (the “New Notes Indenture”). The New Notes Indenture contains, among other provisions, certain covenants that limit the ability of Norcraft to (1) incur additional indebtedness, (2) pay dividends or make other distributions or repurchase or redeem stock, (3) make investments, (4) incur liens, (5) enter into certain types of transactions with affiliates, (6) enter into agreements restricting Norcraft’s subsidiaries’ ability to pay dividends, and (7) sell assets or consolidate or merge with or into other companies.

Under the New Notes Indenture, Norcraft and Finance may redeem some or all of the New Notes on or after December 15, 2012 at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably to par plus accrued and unpaid interest. In addition, at any time before December 15, 2012, Norcraft and Finance may redeem up to 35% of the aggregate principal amount of the New Notes with the offerings of proceeds of qualified equity interests at a redemption price equal to 110.50% of the principal amount, plus accrued and unpaid interest. If Norcraft experiences a change of control, it may be required to offer to purchase the New Notes at a purchase price equal to 101% of the principal amount, plus accrued interest. Prior to December 15, 2012, Norcraft and Finance may redeem some or all of the New Notes at a redemption price equal to 100% of the principal amount plus a “make-whole” premium plus accrued interest. A copy of the New Notes Indenture is attached hereto as Exhibit 4.2.

The New Notes will be secured by a second priority interest in the Collateral (as defined below) pursuant to the U.S. Second Lien Security Agreement, dated as of December 9, 2009, by and among Norcraft and Finance, as issuers, and the guarantors from time to time party thereto and U.S. Bank National Association, as collateral agent (the “Second Lien U.S. Security Agreement”) and the Canadian Second Lien Security Agreement, dated as of December 9, 2009, by and among Norcraft Canada Corporation (“Norcraft Canada”), as guarantor, and the other guarantors from time to time party thereto, as guarantors, and U.S. Bank National Association, as collateral agent (the “Second Lien Canadian Security Agreement”). The Second Lien U.S. Security Agreement and the Second Lien Canadian Security Agreement are attached hereto as Exhibits 10.4 and 10.5, respectively.

Asset-based Revolving Credit Facility and First Lien Security Agreements

In connection with issuance of the New Notes, Norcraft entered into a new senior secured first-lien asset-based revolving credit facility pursuant to a Credit Agreement, dated as of December 9, 2009 (the “Credit Agreement”), by and among Norcraft, as borrower, Norcraft Intermediate Holdings, L.P. (“Intermediate Holdings”) and other guarantors party thereto, as guarantors, the lenders party thereto and UBS Securities LLC, as arranger, bookmanager, documentation agent and syndication agent, and UBS AG, Stamford Branch, as issuing bank, administrative agent and collateral agent, and UBS Loan Finance LLC, as swingline lender. This new credit facility was a condition to the closing of the New Notes. The new senior secured asset-based revolving credit facility will provide for aggregate commitments of up to $25.0 million, including a letter of credit sub-facility and will have a maturity date of December 9, 2013. The maximum availability will be subject to a borrowing base that will be determined upon the completion of field examinations and appraisals of the assets of Norcraft and its subsidiaries.

The Credit Agreement contains restrictive covenants that limit the ability of Intermediate Holdings and its subsidiaries from (1) selling assets, (2) altering the business that Norcraft currently conducts, (3) engaging in mergers, acquisitions and other business combinations, (4) declaring dividends or redeeming or repurchasing our equity interests, (5) incurring additional debt or guarantees, (6) making loans and investments, (7) incurring liens, (8) entering into transactions with affiliates, (9) engaging in sale and leaseback transactions and (10) prepaying the New Notes, the Holdings Notes and any subordinated debt.

Indebtedness incurred pursuant to the Credit Agreement will be guaranteed by Intermediate Holdings, Finance, Norcraft Canada and all of Norcraft’s current and future subsidiaries, subject to exceptions for foreign subsidiaries to the extent of adverse tax consequences, and is secured by a first priority security interest in substantially all of Norcraft’s and the guarantor’s existing and future property and assets, including accounts receivable, inventory, equipment, general intangibles, intellectual property, investment property, other personal property, owned real property, cash and proceeds of the foregoing (collectively, the “Collateral”) pursuant to the U.S. Security Agreement, dated as of December 9, 2009, by and among Norcraft, as borrower, Intermediate Holdings, and the other guarantors party thereto, as guarantors, and UBG AG, Stamford Branch, as collateral agent (the “First Lien U.S. Security Agreement”) and the Canadian Security Agreement, dated as of December 9, 2009, by and among Norcraft Canada, as guarantor, and the other guarantors party thereto, as guarantors, and UBS AG, Stamford Branch, as collateral agent (the “First Lien Canadian Security Agreement”). The Credit Agreement, the First Lien U.S. Security Agreement and the First Lien Canadian Security Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Intercreditor Arrangements

In connection with the issuance of the New Notes and the entry into the Credit Agreement, Norcraft, Finance, Intermediate Holdings and Norcraft Canada entered into an Intercreditor Agreement, dated as of December 9, 2009, among UBS AG, Stamford Branch, as administrative agent and collateral agent for the first lien secured parties, U.S. Bank National Association, as trustee and as collateral agent for the New Notes, Norcraft, as borrower, and Norcraft Canada, Intermediate Holdings and Finance, as guarantors (the “Intercreditor Agreement”) to define the rights of lenders under the Credit Agreement and the holders with respect to the New Notes and the Collateral. The Intercreditor Agreement is attached hereto as Exhibit 10.6.

Registration Rights Agreement

Norcraft, Finance and Norcraft Canada also entered into a Registration Rights Agreement, dated as of December 9, 2009, with UBS Securities LLC and Jefferies & Company, Inc., the initial purchasers of the New Notes (the “Registration Rights Agreement”), pursuant to which Norcraft, Finance and Norcraft Canada are obligated to effect an exchange for the New Notes for registered securities having substantially identical terms to the New Notes or, in the alternative, subject to the terms and conditions specified therein, register the New Notes for resale under the Securities Act of 1933.

Item 1.02	Termination of a Material Definitive Agreement

On December 9, 2009, Norcraft and Finance called for redemption their $148.0 million aggregate principal amount of the Old Notes and irrevocably deposited the applicable proceeds from the New Notes Offering and cash on hand into a trust to pay and discharge all of the Old Notes outstanding (including the payment of accrued interest on the Old Notes through the date of redemption). As a result, the indenture, dated October 21, 2003, between Norcraft, Finance, the guarantors named therein and U.S. Bank National Association, as trustee, pursuant to which the Old Notes were issued, was discharged.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 8.01	Other Events

On December 9, 2009, Norcraft issued a press release announcing the issuance of the New Notes and entry into the new senior secured asset-based revolving credit facility. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of 10 1/2% Senior Secured Second Lien Note due 2015

4.2	Indenture, dated as of December 9, 2009, by and among Norcraft and Finance, as issuers, the guarantors named therein, as guarantors, and U.S. Bank National Association, as trustee and collateral agent

4.3	Registration Rights Agreement, dated as of December 9, 2009, by and among Norcraft and Finance, the guarantors named therein, and UBS Securities LLC and Jefferies & Company, Inc. as initial purchasers

10.1	Credit Agreement, dated as of December 9, 2009, by and among Norcraft, as borrower, Intermediate Holdings, and other guarantors party thereto, as guarantors, the lenders party thereto and UBS Securities LLC, as arranger, bookmanager, documentation agent and syndication agent, and UBS AG, Stamford Branch, as issuing bank, administrative agent and collateral agent, and UBS Loan Finance LLC, as swingline lender

10.2	U.S. Security Agreement, dated as of December 9, 2009, by and among Norcraft, as borrower, Intermediate Holdings, and the other guarantors party thereto, as guarantors, and UBG AG, Stamford Branch, as collateral agent

10.3	Canadian Security Agreement, dated as of December 9, 2009, by and among Norcraft Canada, as guarantor, and the other guarantors party thereto, as guarantors, and UBS AG, Stamford Branch, as collateral agent

10.4	U.S. Second Lien Security Agreement, dated as of December 9, 2009, by and among Norcraft and Finance, as issuers, and the guarantors from time to time party thereto and U.S. Bank National Association, as collateral agent

10.5	Canadian Second Lien Security Agreement, dated as of December 9, 2009, by and among Norcraft Canada, as guarantor, and the other guarantors from time to time party thereto, as guarantors, and U.S. Bank National Association, as collateral agent

10.6	Intercreditor Agreement, dated as of December 9, 2009, among UBS AG, Stamford Branch, as administrative agent and collateral agent for the first lien secured parties, U.S. Bank National Association, as trustee and as collateral agent for the New Notes, Norcraft, as borrower, and Norcraft Canada, Intermediate Holdings, and Finance, as guarantors

99.1	Norcraft press release, dated December 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2009

By:	/s/ LEIGH GINTER
Leigh Ginter
Chief Financial Officer